FORM 8-K
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   April 4, 2000

                   INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

     FLORIDA                      O-2384            59-0709342
(State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA 32114
  (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

        No Change
(Former name or address, if changed since last report)

Item 5.   Other Events.
     The Company today issued a press release which reported results for the first quarter which ended February 29, 2000.

     Total revenues for the 2000 first quarter increased to $111.6 million versus $83.2 million in the 1999 first quarter. Net income was $16.1 million, or $0.30 per diluted share, compared to $25.9 million, or $0.60 per diluted share, in the prior-year period. Operating income for the first quarter was
$35.2 million compared to $40.2 million in 1999.   ISC's results for the two
periods are not comparable due to the Company's acquisition of Richmond International Raceway on December 1, 1999, and the merger with Penske Motorsports, Inc. completed in the third quarter of 1999.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit
     Number    Description of Exhibit                  Filing Status

1.   (99.1)    Press Release announcing Earnings     filed herewith



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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL SPEEDWAY CORPORATION
                                             (Registrant)

Date:   4/4/2000                     /s/ Susan G. Schandel
     _____________             __________________________________
                                Susan G. Schandel, Vice President
                                  & Chief Financial Officer